Exhibit 99.1

NEWS RELEASE

Kodiak Gas Services to Acquire Distributed Power Solutions

THE WOODLANDS, Texas – February 5, 2026 – Kodiak Gas Services, Inc. (NYSE: KGS) (“Kodiak” or the “Company”) today announced that it entered into a definitive agreement to acquire Distributed Power Solutions, LLC (“DPS”), a leading provider of turnkey, scalable and highly-reliable distributed power solutions serving a diverse set of customers and end markets, in an equity and cash transaction valued at approximately $675 million (the “Acquisition”), subject to adjustment in accordance with the purchase agreement. The purchase price includes $575 million in cash, subject to adjustment in accordance with the purchase agreement, and the issuance of 2,401,278 shares, representing approximately $100 million of Kodiak common stock, to the sellers.

Strategic Rationale and Transaction Highlights:

•	Premium Generation Fleet: DPS’s fleet consists of approximately 384 MW of state-of-the-art distributed power generation assets driven by a mix of Caterpillar reciprocating engines and turbines.

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Compelling Valuation: The DPS transaction value is equal to approximately 7.4x DPS’s estimated 2026 full year adjusted EBITDA and will be immediately accretive to earnings and discretionary cash flow per share.

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Synergistic with Kodiak’s Compression Business: Kodiak has a strong track record of operating and maintaining large horsepower engines at extremely high reliability levels. Kodiak’s experienced team of over 700 Caterpillar-certified technicians, embedded maintenance routines and advanced fleet monitoring and management technologies will further enhance the reliability and real-time monitoring of DPS’s fleet.

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Expands Customer Reach with Contracted Cash Flows: DPS will expand Kodiak’s customer base into high-growth digital infrastructure companies and deepen the Company’s relationships with certain upstream and midstream energy customers. Contract portfolio includes 100 MW serving a large data center operator providing 99.9% reliability for more than a year. As “bring your own power” has become the preferred solution for data center developers, Kodiak expects to extend the average life of its contract portfolio through long-term distributed power contracts.

•	Experienced Management Team: DPS’s management team will join Kodiak, bringing decades of commercial and operational expertise in distributed power.

CEO Commentary

“Distributed power is a natural extension of our large horsepower operations skillset and meaningfully enhances our ability to deliver critical energy infrastructure solutions to our oil and gas customers, while opening new avenues of growth in the fast-growing digital infrastructure end market,” noted Mickey McKee, Kodiak’s President and Chief Executive Officer. “I commend Scott and the entire DPS team for their many successes to date, and I’m thrilled to welcome them to Kodiak.”

“Distributed power demand is growing rapidly. We believe that the speed-to-deployment and competitive pricing relative to an increasingly constrained power grid make distributed power an attractive option for primary, long-term power. Kodiak is committed to powering our critical energy future, and I’m confident that adding DPS will further our goal to help provide safe, reliable, and affordable energy to the world.”

Scott Milligan, President of Distributed Power Solutions, said, “This transaction represents an important milestone for DPS. We have built a scaled, high-quality fleet and a strong operating platform, and Kodiak is a natural platform to launch our next phase of growth. Our shared focus on safety, reliability, and execution positions the combined organization well to serve customers and create long-term value.”

Transaction Details

Under the terms of the membership interest purchase agreement, the seller will receive at closing (i) 2,401,278 million shares of Kodiak Gas Services common stock and (ii) $575 million in cash, subject to adjustment in accordance with the purchase agreement. The total transaction value is approximately $675 million, before transaction costs. and customary adjustments. The transaction has been approved by the Board of Directors of Kodiak, the Board of Managers of DPS and the sellers.

The transaction is expected to close in early April of 2026, subject to regulatory approvals and customary closing conditions, including the expiration or termination of all waiting periods imposed under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended.

Conference Call and Additional Information

Kodiak will host a conference call for investors and other stakeholders on February 5, 2026 at 9:00 a.m. Eastern Time (8:00 a.m. Central Time). The conference call may be accessed by dialing (877) 407-4012 or via webcast at ir.kodiakgas.com.

A replay of the conference call will be available through February 19, 2026 and may be accessed by dialing (877) 660-6853 and using access code 13758641.

A presentation with additional information can be found on Kodiak’s investor relations website at ir.kodiakgas.com.

Advisors

Intrepid Partners, LLC is serving as exclusive financial advisor, and Sidley Austin LLP is serving as legal advisor, to Kodiak on the transaction.

Morgan Stanley is serving as exclusive financial advisor to DPS, and Jones Walker LLP is serving as legal counsel to DPS. Winston & Strawn LLP is serving as legal counsel to one of the seller parties.

About Kodiak

Kodiak is a leading contract compression services provider in the United States, serving as a critical link in the infrastructure that enables the safe and reliable production and transportation of natural gas and oil. Headquartered in The Woodlands, Texas, Kodiak provides contract compression and related services to oil and gas producers and midstream customers in high–volume gas gathering systems, processing facilities, multi-well gas lift applications and natural gas transmission systems.

Cautionary Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” and information based on the current beliefs of the Company. Forward-looking statements in this communication are identifiable by the use of the following words, the negative of such words, and other similar words: “anticipates”, “assumes”, “believes”, “could”, “estimates,” “expects,” “forecasts,” “goal,” “intends,” “may,” “might,” “plans,” “predicts,” “projects,” “seeks,” “should,” “targets,” “will” and “would.” Important factors that could cause actual results to differ from those indicated in the forward-looking statements in this communication include, but are not limited to: (i) the completion of the Acquisition on anticipated terms and timing, or at all, including obtaining regulatory approvals that may be required on anticipated terms; (ii) the anticipated tax treatment, unforeseen liabilities, future capital expenditures, revenues, expenses, earnings, synergies, economic performance, indebtedness, financial condition, losses, future prospects, business and management strategies for the management, expansion and growth of the combined company’s operations and other conditions to the completion of the Acquisition, including the possibility that any of the anticipated benefits of the Acquisition will not be realized or will not be realized within the expected time period; (iii) the ability of the Company to integrate its business with DPS’s business successfully and to achieve anticipated synergies and value creation; (iv) the risk that disruptions from the Acquisition will harm the Company’s business, including current plans and operations and that management’s time and attention will be diverted on transaction-related issues; (v) potential adverse reactions or changes to business relationships, including with employees, suppliers, customers, competitors or credit rating agencies, resulting from the announcement or completion of the Acquisition; (vi) potential business uncertainty, including the outcome of commercial negotiations and changes to existing business relationships during the pendency of the Acquisition that could affect the Company’s financial performance and operating results; (vii) certain restrictions during the pendency of the Acquisition that may impact the Company’s ability to pursue certain business opportunities or strategic transactions or otherwise operate its business; (viii) legislative, regulatory and economic developments, changes in local, national, or international laws, regulations, and policies affecting the Company; (ix) dilution caused by the Company’s issuance of additional shares of Common Stock in connection with the Acquisition; (x) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xi) the Company’s ability to employ a sufficient number of skilled and qualified workers to combat the operating hazards inherent in the Company’s industry; (xii) changes in the distributed power industry, including sustained decreases in the supply of power generators, demand for electricity and distributed power; (xiii) the competitive nature of distributed power services industry in which the DPS and the Company will conduct its business; (xiv) the impact of adverse weather conditions; (xv) the level of, and obligations associated with, the Company’s indebtedness; (xvi) acts of terrorism or outbreak of war, hostilities, civil unrest, attacks against the Company, and other political or security disturbances; (xvii) the impacts of pandemics or other public health crises, including the effects of government responses on people and economies; and (xviii) other risk factors and additional information.

The Company believes that these forward-looking statements are reasonable as and when made. However, caution should be taken not to place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from historical experience and present expectations or projections. These risks and uncertainties include, but are not limited to, those discussed throughout the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and those discussed throughout the Part I, Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and Part II, Item 1A. “Risk Factors” sections of the Company’s Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2025, June 30, 2025 and September 30, 2025, which are available on the Investor Relations page of the Company’s website at https://ir.kodiakgas.com/ and on the website of the SEC at www.sec.gov.

Contact:

Kodiak Gas Services, Inc.

Graham Sones, VP – Investor Relations

ir@kodiakgas.com

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